Exhibit 5.1

Campbells Attorneys-at-Law Scotia Centre P.O. Box 884 Grand Cayman KY1-1103
CAYMAN ISLANDS Tel: (345) 949-2648 Fax: (345) 949-8613 www.campbells.com.ky

Your Ref:
Our Ref:	SC/zt/15499
Direct Email:	scourtney@campbells.com.ky

1 September 2009

Changyou.com Limited

East Tower, Jing Yan Building

No. 29 Shijingshan Road, Shijingshan District

Beijing 100043

People’s Republic of China

Dear Sirs,

We have acted as Cayman Islands counsel to Changyou.com Limited, a Cayman Islands exempt company (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission, for registration under the Securities Act of 1933, as amended (the “Securities Act”), of 20,000,000 Class A Ordinary Shares, par value of $0.01 per share (the “Class A Ordinary Shares”), of the Company, which may be represented by American Depositary Shares (“ADSs”), that have been issued or are issuable under the Company’s 2008 Share Incentive Plan (the “Plan”) or into which Class B Ordinary Shares, par value of $0.01 per share, of the Company issued under the Plan may be converted.

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed copies of the memorandum of association and articles of association of the Company, copies of the written resolutions of the members of the Company effective as of December 31, 2008 and March 16, 2009, respectively (collectively, the “Member Resolutions”), copies of the resolutions of the directors of the Company effective as of December 31, 2008 and March 16, 2009, respectively (collectively, the “Director Resolutions,” and, together with the Member Resolutions, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on August 25, 2009 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us (except to the extent that we expressly opine herein on matters of Cayman Islands law), (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that, upon the issue of any Class A Ordinary Shares underlying the ADSs, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (g) that on the date of issuance of any or all Class A Ordinary Shares underlying the ADSs the Company will have sufficient authorized but unissued Class A Ordinary Shares, (h) that, on the date of issuance of any share-based award under the Plan, the Company will be able to pay its liabilities as they become due.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the awards by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The Class A Ordinary Shares underlying the ADSs have been duly and validly authorised, and when issued and paid for in accordance with the terms of the Plan, the Class A Ordinary Shares underlying the ADSs will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Campbells
CAMPBELLS